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                                                                   EXHIBIT 10(h)


                         SUPPLEMENTAL BENEFIT AGREEMENT


             THIS AGREEMENT, made and entered into as of the 17th day of August, 1990, by and between MITCHELL ENERGY & DEVELOPMENT CORP.
("Company") and GEORGE P. MITCHELL ("Mitchell"),

                              W I T N E S S E T H :

             WHEREAS, Mitchell has been employed by the Company in a key executive capacity for a long and valuable career of executive service to the Company and is currently employed by the Company as President, Chief Executive Officer, and Chairman of the Board of Directors of the Company ("Board"); and

             WHEREAS, the services of Mitchell as an employee of the Company have been, are currently and are expected to continue to be extremely valuable to the operation and success of the Company; and

             WHEREAS, the Company wishes to recognize and reward such valuable services of Mitchell, to encourage his continued employment and involvement in Company affairs and to retain his services as an employee of the Company; and

             WHEREAS, the Company desires to promote Mitchell's devotion to his duties on behalf of the Company by ameliorating any uncertainty or concern as to the financial security of his surviving spouse in the event of his death while employed or during a period in which he may be totally and permanently disabled;

             NOW, THEREFORE, the Company and Mitchell hereby agree as follows:

             1.       Compensation Continuation Payments.

             (a) In consideration of Mitchell's continued employment with the Company and its affiliates, the Company agrees that, if Mitchell dies while employed by the Company or its affiliates, the Company shall pay to Mitchell's surviving spouse, if any, a supplemental surviving spouse benefit in an annual amount equal to the greater of (i) Mitchell's annual rate of base salary from the Company in effect at the time of his death or (ii) $625,000. Such supplemental surviving spouse benefit shall be payable monthly in an amount equal to 1/12th of the annual amount, beginning with the first day of the month following Mitchell's death and ending with the earlier to occur of (i) the date as of which thirty-six such monthly payments have been made to such surviving spouse or (ii) the death of such surviving spouse. If Mitchell leaves no surviving spouse, no such compensation continuation payments shall be made under this Agreement.



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             (b)      If Mitchell's employment with the Company and its
                      affiliates terminates by reason of his becoming totally and permanently disabled while employed by the Company or its affiliates and Mitchell subsequently dies while he remains totally and permanently disabled, the Company shall pay to Mitchell's surviving spouse, if any, a supplemental surviving spouse benefit in an annual amount equal to the greater of (i) Mitchell's annual rate of base salary from the Company in effect as of the date he became totally and permanently disabled or (ii) $625,000. Such supplemental surviving spouse benefit shall be payable monthly in an amount equal to 1/12th of the annual amount, beginning with the first day of the month following Mitchell's death and ending with the earlier to occur of (i) the date as of which thirty-six such monthly payments have been made to such surviving spouse or (ii) the death of such surviving spouse. If Mitchell leaves no surviving spouse, no such compensation continuation payments shall be made under this Agreement. For purposes of this Paragraph 1(b), total and permanent disability shall mean any physical or mental impairment or condition that totally and presumably permanently prevents Mitchell from performing his normal duties for the Company, as determined by the Board, upon receipt of and in reliance on the medical opinion of one or more competent individuals (selected by the Board) who are qualified to give medical opinions. In any event, however, a disability that is sufficient to entitle Mitchell to benefits under the Company's Long Term Disability Plan shall be deemed to constitute total and permanent disability for purposes of this Paragraph 1(b).

             2.       Other Employment Termination.

             (a) If the employment of Mitchell by the Company is terminated for any reason other than his death or total and permanent disability, this Agreement shall thereupon terminate, and the Company shall have no further obligation hereunder.

             (b) Nothing contained herein shall be construed to be a contract of employment, nor confer upon Mitchell the right to continued employment by the Company or its affiliates, nor affect in any manner the right of Mitchell or the Company to terminate Mitchell's employment at any time for any reason.

             (c) Mitchell shall be considered to be in the employment of the Company so long as he remains an employee of either the Company or an affiliate of the Company. For

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                      purposes of this Agreement, the term "affiliates" shall
                      mean any entity controlling, controlled by or under common control with the Company.

             3. Nature of Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind.

             The compensation continuation payments to Mitchell's surviving spouse shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company, and no person, other than the Company, shall have, by virtue of the provisions of this Agreement, any interest in such assets. All assets which may, in the sole discretion of the Company, be set aside by the Company to provide amounts payable pursuant to this Agreement shall remain subject to the claims of the creditors of the Company, present and future. This Agreement shall constitute an unfunded, unsecured obligation of the Company to make payments in accordance with this Agreement.

             4. Effect on Other Company Benefits and Perquisites. This Agreement is intended to provide benefits in addition to, and not in lieu of, other company-sponsored benefits and perquisites, including, but not limited to, the Company's group life and long-term disability plans and any other benefits to which Mitchell or his spouse may be entitled pursuant to other Company benefit plans or agreements.

             5. Modification. This Agreement may not be modified, altered, or amended in any way except by a written instrument signed by the parties hereto or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

             6. Successors and Assigns. This Agreement shall be binding upon any successor to the Company. Neither Mitchell nor his spouse shall have the power to anticipate, dispose of, assign or pledge any right, title, interest or benefit hereunder in any manner until the same shall have been actually distributed free and clear of the terms of this Agreement. No right, title, interest or benefit hereunder shall be charged with any of the torts or obligations of Mitchell or his spouse or be subject to seizure by any creditor of Mitchell or his spouse.

             7. Administration. The Compensation Committee of the Board shall have full power and authority to interpret, construe and administer this Agreement.

             8. Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

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             IN WITNESS WHEREOF, the parties hereto have executed this
Agreement, effective as of the day and year first above written.



                                       MITCHELL ENERGY & DEVELOPMENT CORP.


                                       By /s/ Bernard F. Clark
                                         ---------------------------------
                                          Vice Chairman


                                         /s/ George P. Mitchell
                                       -----------------------------------
                                       GEORGE P. MITCHELL



















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